REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT is made as of May 9, 1996, by and among UroMed Corporation, a Massachusetts corporation (the "Company"), the ASI Liquidating Trust (sometimes known as the Advanced Surgical Intervention Inc. Liquidating Trust - June 20, 1994), a trust organized under the laws of California (the "Trust"), Robert R. Rosenbluth and Donald B. Milder as trustees of the Trust (the "Trustees"), and those beneficiaries of the Trust listed on Annex A hereto (the "Beneficiaries").

      This Agreement is made pursuant to an Asset Purchase Agreement, dated as of the date hereof, among the Company, the Trust, the Trustees and the Beneficiaries (the "Purchase Agreement").

      In order to induce the Trust and the Trustees to enter into the Purchase Agreement and to consummate the transactions contemplated thereby, the Company has agreed to provide the registration rights set forth in this Agreement.

      The parties hereto agree as follows:

      1.    Definitions.

      "Beneficiaries" has the meaning specified in the preamble.

      "Commission" means the Securities and Exchange Commission.

      "Common Stock" means the Common Stock, no par value, of the Company.

      "Company" has the meaning specified in the preamble.

      "Person" means an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

      "Purchase Agreement" has the meaning specified in the preamble.

      "Registrable Securities" means (i) any shares of Common Stock issued or issuable to the Trust or the Trustees under the Purchase Agreement (including any shares of Common Stock which may be issued to the Beneficiaries in a distribution made by the Trust), and (ii) any securities issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular

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                                       2

Registrable Securities, such securities will cease to be Registrable Securities when they have been distributed to the public through a broker, dealer or market purchaser in compliance with Rule 144 under the Securities Act (or any similar rule then in force) or sold pursuant to an effective registration statement under the Securities Act.

      "Registration Expenses" has the meaning specified in Section 4.

      "Registration Statement" has the meaning specified in Section 2(a).

      "SEC Material" has the meaning set forth in Section 6(c).

      "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Shareholder List" has the meaning specified in Section 2(a).

      "Shares" has the meaning specified in Section 6(a).

      "Trustees" has the meaning set forth in the preamble.

      2. Registration on Form S-3. No later than the later of (i) five (5) business days after the date hereof, or (ii) two (2) business days after the delivery by the Seller and the Trustees to the Company of a list (the "Shareholder List") of those persons who shall be named as selling shareholders of the shares of Common Stock issued at the Closing (as defined in the Purchase Agreement), the Company will prepare and file with the Commission a registration statement on Form S-3 (the "Registration Statement") covering such shares of Common Stock. The Shareholder List shall contain, for each person named thereon, the number of shares to be offered for such person's account and the number of shares of Common Stock held or beneficially owned by such person (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and including the shares of Common Stock registered for such person's account under such Registration Statement) on the date such list is delivered. The Company shall name the persons on the Shareholder List as selling shareholders in the Registration Statement. In no case shall the Company be required to register under the Registration Statement a number of shares of Common Stock in excess of the product of the Firm Base Share Number (as defined in the Purchase Agreement) multiplied by 1.20. Subject to the provisions of Section 7(b), the Registration Statement will permit delayed or continuous offerings pursuant to Rule 415 under the Securities Act until the expiration of the period set forth in Section 3(ii).


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                                       3

      3.    Registration Procedures.

      The Company agrees to use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

            (i) use its reasonable best efforts to cause the Registration Statement, once filed in accordance with Section 2, to become effective;

            (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the second anniversary of the latest date of which shares of the Common Stock covered by such Registration Statement are issued by the Company, (ii) such time as all of the Common Stock covered by the Registration Statement have been sold, or
      (iii) such time that all Registrable Securities may be sold without limitation under the Securities Act, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such effective period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement;

            (iii) prepare and file with the Commission up to a maximum of five
      (5) amendments or supplements, the appropriate form of such to be determined in the sole discretion of the Company, to amend the list of Selling Stockholders contained in the prospectus used in connection with the Registration Statement in the event that the Trustees and the Trust deliver to the Company an amendment to the Shareholder List (setting forth all of the information required to be contained in the original of the Shareholder List) in connection with a permitted transfer by the Trust or any Beneficiaries of any shares of Common Stock registered under the Registration Statement, other than by means of such Registration Statement;

            (iv) furnish to the Beneficiaries such number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other publicly-available documents as the Beneficiaries may reasonably request in order to facilitate the disposition of the Registrable Securities covered by the Registration Statement;

            (v) notify the Beneficiaries, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event (without being required to disclose the nature of such event) as a result of which the prospectus included in the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading and, at the request of the Trustees, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a

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                                       4

      supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, the Trust, each Trustee and each Beneficiary agrees that it will not, and each Beneficiary agrees that it shall cause any transferees of any Registrable Securities distributed to such Beneficiary not to, offer or sell any Registrable Securities until the Company has notified the Seller Representative that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the Seller Representative;

            (vi) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed;

            (vii) provide a transfer agent and registrar for all of the Registrable Securities not later than the effective date of the Registration Statement; and

            (viii) in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

      4.    Registration Expenses.

      All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, any fees payable in connection with listing shares of Common Stock on the Nasdaq Stock Market, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company, the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance for the Company and its board of directors and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed (all such expenses being herein called "Registration Expenses"), will be borne by the Company. Notwithstanding the foregoing, in the event of any underwritten offering including the Registrable Securities, the Registration Expenses shall not include any underwriting compensation or discount or any filing fees required to be paid to the National Association of Securities Dealers, Inc. (other than any fees payable in connection with listing shares of Common Stock on the Nasdaq Stock Market).



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                                       5

      5.    Indemnification.

            (a) The Company agrees to indemnify, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages and liabilities caused by any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are (i) caused by or contained in any information furnished in writing to the Company by such holder or the any Beneficiary expressly for use therein including, without limitation, the Shareholder List, (ii) caused by such holder's failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder or the Beneficiary from whom such holder received a distribution of Registrable Securities with a sufficient number of copies of the same,
      (iii) caused by such holder's sale of Registrable Securities in violation of the proviso to Section 3(v) hereof, or (iv) caused by the inaccuracy of any of the representations or warranties made by the Trust or the Beneficiaries, or any other information contained, in the Asset Purchase Agreement or any document delivered by the Trust or any Beneficiary in connection with the consummation of the transactions contemplated thereby.

            (b) In connection with the Registration Statement, each holder of Registrable Securities will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, the Trust and any Beneficiary from which such holder received any Registrable Securities will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages and liabilities resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder or any Beneficiary; provided that the obligation to indemnify will be individual to the Beneficiary from which such holder received any Registrable Securities and will be limited to the net amount of any proceeds received by such holder or Beneficiary from the sale of Registrable Securities pursuant to the Registration Statement.

            (c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a

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                                       6

      conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

            (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of the Registrable Securities.

      6.    Securities Act Matters.

      Each Beneficiary hereby severally represents and warrants to, and agrees with, the Company as follows:

            (a) In the event that such Beneficiary receives a distribution of shares of Common Stock from the Trust, such Beneficiary shall acquire such shares of Common Stock (the "Shares"), for the Beneficiary's own account for investment and not with a view to the distribution thereof. The Beneficiary acknowledges and agrees that unless and until the Shares are registered under the Securities Act, the Beneficiary will not sell or otherwise dispose of all or any portion of the Shares, otherwise than pursuant to registration under the Securities Act or under Rule 144 promulgated thereunder or other similar rule or exemption if then available, without first obtaining (i) a written opinion of counsel satisfactory to counsel for the Company and addressed to the Company to the effect that the contemplated sale or other disposition of Shares will not be in violation of the Securities Act, or (ii) a "no-action" or interpretive letter from the staff of the Commission (the "Staff"), to the effect that such Staff will take no action in respect of the contemplated sale or other disposition (a copy of which shall be furnished to the Company prior to any transfer of the Shares in question). In conformity herewith, the Beneficiary agrees that the certificate(s) for all Shares which may be issued to the Beneficiary from the Trust shall bear the following legend:

                  "These securities have not been registered under the
            Securities Act of 1933 and may not be sold or otherwise disposed of, in whole or in part, other than pursuant to registration under said Act or in conformity with the limitations of Rule 144 or other similar rule or exemption as then in effect, without first obtaining
            (i) a written opinion of counsel

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                                       7

            satisfactory to the Company's counsel to the effect that the contemplated sale or other disposition will not be in violation of said Act or (ii) a 'no-action' or interpretive letter from the Staff of the Securities and Exchange Commission to the effect that such Staff will take no action in respect of the contemplated sale or other disposition."

            The Beneficiary acknowledges that the Beneficiary was informed by the Company that unless and until such Shares are registered for sale by such Beneficiary under the Securities Act, they must be held, and the economic risk of the investment must be borne, unless an exemption from such registration is available.

            (b) Such Beneficiary acknowledges that neither the sale of shares of Common Stock to the Trust by the Company, nor any distribution of the Shares to such Beneficiary, nor any offering literature used in connection therewith has been or will be reviewed by the Commission or by the securities administrator of any state.

            (c) Such Beneficiary has received copies of the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995, the Company's 1995 Annual Report distributed to the Shareholders of the Company, and the Current Report on Form 8-K of the Company dated March 28, 1996 (collectively, the "SEC Material"), and has carefully reviewed the SEC Material in its entirety. The Company has made available to the Beneficiary the opportunity to ask questions of, and receive answers from, the Company or persons acting on its behalf concerning the terms and conditions of the transactions contemplated by the Asset Purchase Agreement and the business and financial condition of the Company.

            (d) Such Beneficiary (i) is either an "accredited investor" as defined in Rule 501 promulgated under the Securities Act, or (ii) has such knowledge and experience in financial and business matters so that such Beneficiary is capable of evaluating the merits and risks of an investment in the Common Stock.

      7.    Restrictions on Sale of Common Stock.

            (a) The Trust, each Trustee, each Beneficiary agrees that it shall not, and it shall cause any permitted transferees of Registrable Securities not to, sell any shares of Registrable Securities under any Registration Statement filed pursuant to this Agreement other than through any of PaineWebber Incorporated, Vector Securities International, Inc. or Volpe, Welty & Company, provided that such brokers do not demand for such transactions more than their respective usual and customary broker's commissions.

            (b) The Company may suspend the use of any prospectus contained in any Registration Statement for periods not to exceed seven business days in any three month period or four periods not to exceed an aggregate of 28 business days in any 12 month period in the event that the Company determines, in the exercise



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                                       8

      of its reasonable discretion, that sales of Registrable Securities thereunder could constitute violations of the Securities Act.

      8.    Miscellaneous.

            (a) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the holders of a majority of the Registrable Securities (if, and only to the extent that, the rights and obligations of such parties hereto are adversely affected).

            (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.

            (d) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

            (e) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

            (f) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

            (g) GOVERNING LAW. THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE COMMONWEALTH OF MASSACHUSETTS.


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                                       9

            (h) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHTS THAT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED UPON, OR ARISING OUT OF, THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OF ANY OF THEM RELATING HERETO OR THERETO.

            (i) Attorney's Fees. Reasonable attorney's fees and costs shall be awarded to the prevailing party by the court in connection with any action taken to enforce rights under this Agreement.

            (j) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) if mailed by certified or registered mail, postage prepaid, return receipt requested, when received, (ii) if by telex or facsimile transmission, when sent answer back or electronic confirmation of receipt is received, and
      (iii) if by overnight courier, when receipted for, in each case when addressed to the applicable party hereto as follows or at such other address as any party may designate by written notice to the other, in accordance herewith:

      If to the Company:

            UroMed Corporation
            64 A Street
            Needham, MA  02194
            Attention:  President and Chief Executive Officer

      with a copy to:

            Donald-Bruce Abrams, Esq.
            Bingham, Dana & Gould LLP
            150 Federal Street
            Boston, MA  02110


      If to the Trust or to the Trustees:

            Robert F. Rosenbluth, Ph.D.
            c/o ASI Liquidating Trust
            P.O. Box 3134
            Dana Point, CA  92629



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                                       10

            and

            Donald B. Milder
            Crosspoint Venture Partners
            18552 McArthur Blvd., Suite 400
            Irvine, CA  92715

      with copies to:

            Stradling, Yocca, Carlson & Rauth
            660 Newport Center Drive, Suite 1600
            P.O. Box 7680
            Newport Beach, CA  92660-6441
            Attention:  Lawrence B. Cohn, Esq.

      If to any Beneficiary, to such Beneficiary's respective address set forth on the signature pages hereto with a copy to Mr. Cohn at the addresses noted above,

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.



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      IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights Agreement as of the date first above written.

                                    UROMED CORPORATION

                                    By: /s/ Robert Lovett
                                        -------------------------------------
                                        Vice President, Corporate Development


                                    THE ASI LIQUIDATING TRUST

                                    By: /s/ Robert Rosenbluth
                                        -------------------------------------
                                        Trustee


                                    By: /s/ Donald Milder
                                        -------------------------------------
                                        Trustee



                                    TRUSTEES


                                    /s/ Robert Rosenbluth
                                    -------------------------------------
                                         Trustee


                                    /s/ Donald Milder
                                    -------------------------------------
                                         Trustee




                      [Beneficiary Signature Pages Follow.]